NEWS RELEASE
TSX: SCY
May 9, 2016
NR 16-3
www.scandiummining.com

FEASIBILITY STUDY – NYNGAN SCANDIUM PROJECT FILED ON SEDAR

Reno, Nevada, May 9, 2016 – Scandium International Mining Corp. (TSX:SCY) (“Scandium International” or the “Company”) is pleased to announce the filing of a National Instrument NI 43-101 Technical Report entitled “Feasibility Study - Nyngan Scandium Project” on SEDAR, on Friday May 6, 2016. This Definitive Feasibility Study (DFS) on the Company’s 80% owned Nyngan Scandium Project, supports the technical and economic viability of the Nyngan Scandium Project.

The feasibility study delivers a positive result on the Nyngan Scandium Project, and recommends the Project owners seek finance and proceed to construction. Recommendations are made for additional immediate work, notably to win additional offtake agreements with customers, complete some optimizing flow sheet studies, and to initiate as early as possible detailed engineering required on certain long-lead capital items.

A copy of the Feasibility Study may be accessed on SEDAR or on the Company’s website at www.scandiummining.com.

QUALIFIED PERSONS AND NI 43-101 TECHNICAL REPORT

Willem Duyvesteyn, Msc, AIME, CIM, a Director and CTO of the Company, is a qualified person for the purposes of NI 43-101 and has reviewed and approved the technical content of this press release on behalf of the Company.

ABOUT SCANDIUM INTERNATIONAL MINING CORP.

The Company is focused on developing the Nyngan Scandium Project into the world’s first scandium-only producing mine. The Company owns an 80% interest in both the Nyngan Scandium Project, and the adjacent Honeybugle Scandium Property, in New South Wales, Australia, and is manager of both projects. Our joint venture partner, Scandium Investments LLC, owns the remaining 20% in both projects, along with an option to convert those direct project interests into SCY common shares, based on market values, prior to construction.

In addition to the two lateritic scandium properties in Australia, SCY owns a 100% interest in the Tørdal Scandium/REE property in southern Norway, where we continue our exploration efforts, specifically for scandium and REE minerals.

For further information, please contact:

George Putnam, President and CEO.
Tel: 925-208-1775
Email: info@scandiummining.com

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to: reserve and resource estimates, estimated NPV of the project, anticipated IRR, anticipated mining and processing methods for the Project, the estimated economics of the project, anticipated Scandium recoveries, production rates, scandium grades, estimated capital costs, operating cash costs and total production costs, planned additional processing work and environmental permitting. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation risks related to uncertainty in the demand for Scandium and pricing assumptions; uncertainties related to raising sufficient financing to fund the project in a timely manner and on acceptable terms; changes in planned work resulting from logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the estimation of Scandium reserves and resources; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; risks related to projected project economics, recovery rates, and estimated NPV and anticipated IRR and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities.

Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change.

Cautionary Note to U.S. Investors Regarding Resource Estimates: The Company’s technical disclosure uses terms such as "indicated resources" and "measured resources" which are defined by the Canadian Institute of Mining, Metallurgy and Petroleum, and are required to be disclosed in accordance with Canadian National Instrument 43-101 (NI 43-101). The disclosure standards in the U.S. Securities and Exchange Commission's (SEC) Industry Guide 7 normally do not recognize information concerning these terms or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by U.S. standards in documents filed with the SEC. Accordingly, information concerning mineral deposits set forth in the Company’s disclosure documents may not be comparable with information presented by companies using only U.S. standards in their public disclosure.